UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2013

GREEN BALLAST, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-54568	45-1629984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2620 Thousand Oaks Blvd., Suite 4000, Memphis, Tennessee		38118
(Address of principal executive offices)		(Zip Code)
(901) 260-4400
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

(b)           The Board of Directors of Green Ballast, Inc. (the “Company”) terminated William H. Bethell from his position as Chief Financial Officer and Treasurer of the Company, effective as of June 28, 2013.

(c)           The Board of Directors of the Company appointed Penelope Springer as the Company’s principal accounting officer, effective as of June 28, 2013.  Ms. Springer is the Chief Financial Officer of CB Richard Ellis Memphis, LLC (“CB Richard Ellis”).  At CB Richard Ellis, Ms. Springer is responsible for all financial operations of the company, including budgeting, financial analysis and reporting, commission-generated revenue, and the monitoring of compliance with established accounting policies and procedures.  Prior to joining CB Richard Ellis in 1994, Ms. Springer worked with one of the largest and most respected accounting firms in the country, Coopers and Lybrand, which is now doing business as PricewaterhouseCoopers.  During her five years at Coopers and Lybrand, she was a senior associate in the audit department.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BALLAST, INC.

By:	/s/ J. Kevin Adams
J. Kevin Adams
Chief Executive Officer and President

Date: July 3, 2013